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As filed with the Securities and Exchange Commission on November 13, 2002.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

PACIFIC NORTHWEST BANCORP
(Exact name of registrant as specified in its charter)

Washington	91-1691216
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1111 Third Avenue, Suite 250
Seattle, Washington 98101
(Address of registrant's principal executive offices)

Bank of the Northwest Restated 1996 Stock Incentive Plan
Bank of the Northwest 1996 Executive Warrant Plan
(Full titles of the plans)

Patrick M. Fahey
President and Chief Executive Officer
Pacific Northwest Bancorp
1111 Third Avenue, Suite 250
Seattle, Washington 98101
(206) 624-9761
(Name, address and telephone number of agent for service)

With copies to:
Thomas A. Sterken
Keller Rohrback L.L.P.
1201 Third Avenue, Suite 3200
Seattle, Washington 98101-3052
(206) 623-1900
(Name, address and telephone number)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, no par value	513,268(1)	$11.96(3)	$6,138,685	$564.76

Common Stock, no par value	90,951(2)	$24.83(4)	$2,258,313	$207.76

(1)
Shares of registrant's common stock issuable upon exercise of options outstanding under the Bank of the Northwest Restated 1996 Stock Incentive Plan, together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance under the plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding common stock, as provided in Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act").

(2)
Shares of registrant's common stock issuable upon exercise of warrants outstanding under the Bank of the Northwest 1996 Executive Warrant Plan, together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance under the plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding common stock, as provided in Rule 416(a) under the Securities Act.

(3)
Estimated only for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) under the Securities Act, based on the average exercise price of the outstanding options.

(4)
Estimated only for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h)(1) under the Securities Act, based on the average of the high and low prices for the common stock of Pacific Northwest Bancorp, as quoted on the Nasdaq National Market System on November 8, 2002.

        This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. Section 230.462.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The document(s) containing the plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants in the Bank of the Northwest Restated 1996 Stock Incentive Plan and the Bank of the Northwest 1996 Executive Warrant Plan as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such document(s) are not being filed with the Securities and Exchange Commission ("Commission"), either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Pacific Northwest Bancorp ("Pacific") shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, Pacific shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents are incorporated by reference into this registration statement:

          (a)  Pacific's annual report on Form 10-K for the fiscal year ended December 31, 2001;

          (b)  Pacific's quarterly reports on Form 10-Q for the quarters ended September 30, 2002, June 30, 2002 and March 31, 2002;

          (c)  Pacific's current reports on Form 8-K filed on November 5, 2002, October 18, 2002, October 18, 2002, July 25, 2002, July 22, 2002, and January 24, 2002; and

          (d)  The description of Pacific's common stock, no par value, as set forth in its registration statement on Form S-4 filed on August 30, 2002 (Commission File No. 333-99055), including any amendments or reports filed for the purpose of updating such description.

        All documents subsequently filed by Pacific Northwest Bancorp ("Pacific") pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Washington Business Corporation Act ("WBCA") sets forth certain mandatory and permissive provisions which a Washington corporation may utilize in indemnifying and/or advancing expenses to its directors, officers, employees and agents. The WBCA also authorizes a corporation to adopt its own provisions governing indemnification and advancement of expenses. Such provisions must be contained in the corporation's articles of incorporation, a bylaw adopted or ratified by shareholders, or a resolution adopted or ratified by shareholders. In no case, however, may such provisions authorize indemnification or advancement of expenses to any director, officer, employee or agent for (a) acts or omissions finally adjudged to be intentional misconduct or a knowing violation of law, (b) conduct finally adjudged to be in violation of Section 23B.08.310 of the WBCA (regarding unlawful distributions), and (c) conduct from which the person received a benefit in money, property or services to which he or she was adjudged to be not legally entitled.

        Pursuant to Pacific's articles of incorporation, Pacific will, to the fullest extent permitted by the WBCA, indemnify the officers, directors, agents and employees of Pacific with respect to expenses, settlements, judgments and fines in suits in which such person was made a party by reason of the fact that he or she is or was an agent of Pacific. No such indemnification may be given if the acts or omissions of the person are adjudged to be in violation of law, if such person is liable to the corporation for an unlawful distribution, or if such person personally received a benefit to which he or she was not entitled. Pacific's bylaws also require indemnification of its directors, officers, employees and agents with respect to expenses, settlements, judgments and fines in legal proceedings in which such person was made a party by reason of the fact that he or she is or was an agent of Pacific, if a majority of the disinterested directors or shareholders of Pacific or special legal counsel selected by them determine that such person acted in good faith, had no reasonable cause to believe his conduct unlawful, and was not adjudged liable to the corporation or to have received an improper personal benefit.

        In addition, Pacific's articles of incorporation provide that the directors of Pacific shall not be personally liable for monetary damages to Pacific for certain breaches of their fiduciary duty as directors, except for liabilities that involve intentional misconduct by the director, a knowing violation of law by the director, the authorization of illegal distributions or receipt of an improper personal benefit from their actions as directors. This provision might, in certain instances, discourage or deter shareholders or management from bringing a lawsuit against directors for a breach of their duties even though such an action, if successful, might have benefited Pacific. In addition to the indemnification provisions set forth in Pacific's articles, Pacific has entered into separate indemnity agreements with the directors of Pacific and its subsidiaries which provide for the indemnification of such directors by Pacific to the fullest extent allowed by the WBCA. The indemnity agreements indemnify each director and hold such director harmless against any loss arising from a claim or action relating to his or her services as a director. The indemnity agreements further provide that Pacific will advance sufficient funds as may be necessary to investigate or defend claims against a director, and to reimburse funds that may be incurred by the director, with the proviso that the director will reimburse Pacific for any expenses paid to such director in the event it is later determined that the payment of such sums was not allowable under Washington law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

        The following documents are filed as part of this registration statement or incorporated by reference herein:

Exhibit Number	Description
5.1	Opinion of Keller Rohrback L.L.P., regarding legality of the common stock being registered.
23.1	Consent of Ernst & Young, LLP.
23.2	Consent of Keller Rohrback L.L.P. (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this registration statement).
99.1	Bank of the Northwest Restated 1996 Stock Incentive Plan.
99.2	Form of Bank of the Northwest 1996 Executive Warrant.

ITEM 9. UNDERTAKINGS

        A.    Pacific hereby undertakes:

          1.    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                i.  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

              ii.  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

              iii.  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs A.1.i. and A.1.ii. above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by Pacific pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement.

          2.    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3.    To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

        B.    Pacific hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Pacific's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Pacific pursuant to the foregoing provisions or otherwise, Pacific has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Pacific of expenses incurred or paid by a director, officer or controlling person of Pacific in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Pacific will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, Pacific certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, as of the 13th day of November, 2002.

PACIFIC NORTHWEST BANCORP
By:	/s/ PATRICK M. FAHEY Patrick M. Fahey President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose individual signature appears below hereby authorizes and appoints Patrick M. Fahey and Bette J. Floray, or either of them, with full power of substitution and full power to act as his or her true and lawful attorney-in-fact and agent in his or her name, place and stead, and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including any and all post-effective amendments, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or the substitute for such attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated as of the 13th day of November, 2002.

Signature		Title

By:	/s/ PATRICK M. FAHEY PATRICK M. FAHEY	Director, President and Chief Executive Officer
By:	/s/ BETTE J. FLORAY BETTE J. FLORAY	Executive Vice President (Principal Financial Officer)
By:	/s/ ERIC JENSEN ERIC JENSEN	Chief Accounting Officer (Principal Accounting Officer)
By:	/s/ MICHAEL T. CRAWFORD MICHAEL T. CRAWFORD	Director

By:	/s/ JEAN GORTON JEAN GORTON	Director
By:	/s/ C. STEPHEN LEWIS C. STEPHEN LEWIS	Director
By:	/s/ CLARK H. MOCK CLARK H. MOCK	Director
By:	/s/ RUSSEL E. OLSON RUSSEL E. OLSON	Director
By:	/s/ BETTY WOODS BETTY WOODS	Director

INDEX TO EXHIBITS

Exhibit Number	Description
5.1	Opinion of Keller Rohrback L.L.P., regarding legality of the common stock being registered.
23.1	Consent of Ernst & Young, LLP.
23.2	Consent of Keller Rohrback L.L.P. (included in its opinion filed as Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this registration statement).
99.1	Bank of the Northwest Restated 1996 Stock Incentive Plan.
99.2	Form of Bank of the Northwest 1996 Executive Warrant.

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
  ITEM 4. DESCRIPTION OF SECURITIES
  ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
  ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
  ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED
  ITEM 8. EXHIBITS
  ITEM 9. UNDERTAKINGS
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS